 Exhibit T3A.2.31

FILED
FEB 6 1987
1 PM
[illegible]

CERTIFICATE OF INCORPORATION

OF

P.J.C. Realty Co., Inc.

1. The name of the corporation is

P.J.C. Realty Co., Inc.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is Three thousand (3,000); all of such shares shall be without par value.

5. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
K. L. Husfelt	c/o Corporation Trust Company 1209 Orange Street Wilmington, Delaware 19801
J. A. Grodzicki	c/o Corporation Trust Company 1209 Orange Street Wilmington, Delaware 19801
S. J. Queppet	c/o Corporation Trust Company 1209 Orange Street Wilmington, Delaware 19801

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized;

To make, alter or repeal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The book of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts here-in stated are true, and accordingly have hereunto set our hands this 6th day of February  , 1987.

/s/ K. L. Husfelt
K. L. Husfelt

/s/ J. A. Grodzicki
J. A. Grodzicki

/s/ S. J. Queppet
S. J. Queppet

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 05/12/1998
981182552 - 2116958

CERTIFICATE OF CHANGE OF LOCATION OF

REGISTERED OFFICE AND/OR REGISTERED AGENT

OF

P.J.C. REALTY CO., INC.

The Board of Directors of P.J.C. REALTY CO., INC., a corporation of Delaware, on this 8th day of MAY A.D.,19, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 9 East Loockerman Street, in the City of Dover, County of Kent, Zip Code 19901.

The name of the Registered Agent therein and in charge thereof upon whom process against this corporation may be served, is National Corporate Research, Ltd.

The P.J.C. REALTY CO., INC., a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its Officer, the 8th day of MAY, A.D. 1998.

/s/ Randy A. Wyrofsky
Name:	RANDY A. WYROFSKY
Title:	VICE PRESIDENT - CFO

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:18 PM 09/26/2005
FILED 01:08 PM 09/26/2005
SRV 050785544 - 2116958 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of P.J.C. Realty Co., Inc., a Delaware Corporation, on this 23rd day of September, A.D. 05, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington , County of New Castle Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is THE CORPORATION TRUST COMPANY.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 23 day of September, A.D., 05.

By:	/s/ K. Betzger
Authorized Officer
Name:	Kristen Betzger
Print or Type
Title:	Vice President